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                                                                    EXHIBIT 99.1



Press Release

                FRITZ COMPANIES ACQUIRED BY UNITED PARCEL SERVICE

SAN FRANCISCO--(BUSINESS WIRE)--May 24, 2001--Fritz Companies, Inc. (NASDAQ:
FRTZ) today announced the completion of the acquisition of Fritz by United Parcel Service, Inc. (NYSE: UPS).

Fritz shareholders approved the transaction at a special meeting held yesterday, and the acquisition was consummated today by a tax-free merger whereby Fritz became a separate, wholly owned subsidiary of UPS. Each issued and outstanding share of Fritz common stock was converted into the right to receive 0.2 of a share of UPS Class B common stock. The total value of the transaction is approximately $437 million based on yesterday's UPS closing price.

Fritz common stock will be delisted from the Nasdaq National Market, effective at the close of trading today, and Fritz has filed a Form 15 to deregister its common stock with the Securities and Exchange Commission.

"We are very pleased that our shareholders approved the transaction and look forward to joining forces with UPS," stated Graham R.F. Napier, Fritz's President and Chief Operating Officer. "Building on the strengths of each other, we will be a powerful force in the provision of global logistics services and other related services to our customers."

This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements. A discussion of the important factors and assumptions regarding the statements and risks involved is contained in the Company's filings with the Securities and Exchange Commission.


CONTACT: Fritz Investor Relations
         Graeme Stewart, (415)538-0444
                    or
         UPS Investor Relations
         Kurt Kuehn, (404)828-6977